Exhibit 99.1
Resignation of John Pritchard
                    July 31, 2008
Via Email
Michael Berns, Executive Chairman
Gold Run Inc.
c/o Berns & Berns
767 Third Avenue
New York, New York 10017
Dear Michael,
     I, John M. Pritchard, hereby and respectfully tender my resignation as Chief Executive Officer of Gold Run Inc., and as a Director of Gold Run Inc.
     As at today’s date, the company has been in default of its payment obligations to me, per contract, and by acknowledgement, of $75,000.000, which I trust will be satisfied.
     This resignation is effective July 31, 2008.
     I wish both you and Gold Run all future success.

Sincerely,
/s/ John M. Pritchard

John M. Pritchard

Cc: David C. Olesen, Fogler Rubinoff LLP